Employment Agreement

Party A: American Lorain Corporation

Party B: Zhanhai Yang

According to The Employment contract Law of the PRC, The Employment contract of the PRC and other law and regulations, and on mutual equality and unanimous negotiation, both parties enter into this contract for forming labor relationship and for mutual observance.

Article 1.Hire positions

According to the long-term development and corporate operations, Party A agrees to employ Party B as its Chief Financial Officer and Party B agrees to be employed by Party A as its Chief Financial Officer.

Article 2.Term of the contract

This employment contract shall commence on 22th June 2016 and end on 21rd June 2017 for an initial term of one year.

Article 3.Remuneration

(1)Party A should establish salary distribution system according to law, and notify Party B.

(2)In accordance to this employment agreement by both party, Party B’s salary standard is RMB15,000 every month.

(3)Party A shall timely pay salary to Party B in monetary fund at least one time a month.

(4) Other form of remuneration agreed by both parties: a one time 50,000 shares of Company’s Common Stock payable to Zhanhai Yang in one lump sum under the Company's 2014 Equity Incentive Plan, subject to the future approval by the Compensation Committee and Board of Directors of the Company.

Article 4.Change of the Employment contract

After unanimous agreement is made between both Party A and B, the contract may be changed in writing, and should be made in duplicate with each party holding one copy.

Article 5.Miscellaneous

(1) If there is something unclear or should any article or clause has conflict with newly-published laws and constitutions and regulations of the PRC, the newly-published laws, constitutions and regulations shall prevail.

(2) The contract comes into effect upon signatures or seals of both parties (altered or unauthorized substituting signed invalid).

(3) This contact has both English and Chinese versions, in case of any discrepancy between the two versions, Chinese version shall prevail.

(4) The currency “yuan” in this contract refers to Renminbin “yuan” unless otherwise stated.

(5) The contract is in duplicate with each party holding one copy.

Party A: (Signature)	Party B:(Signature)

Date: June 21, 2016	Date: June 21, 2016